Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MANATRON, INC.
(Exact Name of Registrant as Specified in Its Charter)
__________________

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-1983228 (I.R.S. Employer Identification Number)

510 East Milham Road Portage, Michigan (Address of Principal Executive Offices)	49002 (Zip Code)

MANATRON, INC.
EXECUTIVE STOCK PLAN OF 2000
(Full Title of the Plan)

Paul R. Sylvester President, Chief Executive Officer Manatron, Inc. 510 East Milham Road Portage, Michigan 49002	Copies to:	Stephen C. Waterbury Warner Norcross & Judd LLP Fifth Third Center 111 Lyon Street, N.W. Grand Rapids, Michigan 49503-2487

(Name and Address of Agent For Service)
(269) 567-2900
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount Of Registration Fee
Common Stock, no par value	150,000 shares(3)(4)	$ 8.50	$ 1,275,000	$ 150.07

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	On March 15, 2005, the average of the bid and ask price of the Common Stock of Manatron, Inc. was $8.50 per share. The registration fee is computed in accordance with Rule 457(h) and (c).
(3)

Plus an indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments.

(4)

Includes the Series A Preferred Stock Purchase Rights ("Rights") attached to each share of Manatron, Inc. Common Stock. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificate representing the Manatron, Inc. Common Stock, and may be transferred only with such shares of Common Stock.

EXPLANATORY STATEMENT

                    This Registration Statement on Form S-8 is filed to register 150,000 additional shares of Common Stock issuable under the Executive Stock Plan of 2000 (the "Plan"). The Plan authorizes the issuance of 300,000 shares of Common Stock. Manatron, Inc.'s registration statement on Form S-8 filed with the Securities and Exchange Commission on December 15, 2000 (File No. 333-51892), which is herein incorporated by reference, registered 150,000 shares issuable under the Plan. This Registration Statement is filed to register the remaining 150,000 shares and is filed pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference.

                    The following documents filed by Manatron, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission are incorporated in this registration statement by reference:

          (a)          The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

          (b)          All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

          (c)          The description of the Registrant's common stock, which is contained in the Registrant's Form 8-A registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act before the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents.

Item 8.                    Exhibits.

                    (a)          The following exhibits are filed or incorporated by reference as part of this registration statement:

Exhibit Number	Document

4.1	Restated Articles of Incorporation. Previously filed as an exhibit to the Company's Form 10-K Annual Report for the fiscal year ended April 30, 2004, and incorporated herein by reference.

4.2	Bylaws. Previously filed as an exhibit to the Company's Form 10-K Annual Report for the fiscal year ended April 30, 2004, and incorporated herein by reference.

4.3

Rights Agreement dated June 2, 1997 between Manatron, Inc. and Registrar and Transfer Company. Previously filed as an exhibit to the Company's Form 8-A filed on June 11, 1997, and incorporated herein by reference.

5	Opinion of Legal Counsel.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Legal Counsel. Included in Exhibit 5 above.

24	Powers of Attorney.

SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portage, state of Michigan, on this 16th day of March, 2005.

MANATRON, INC.

By
Paul R. Sylvester President, Chief Executive Officer and Director (Principal Executive Officer and duly authorized signatory for the Registrant)

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

	Signature	Title	Date

		President, Chief Executive	March 16, 2005
	Paul R. Sylvester	Officer, and Director (Principal Executive Officer)

		Chief Financial Officer	March 16, 2005
	Krista Inosencio	(Principal Financial and Accounting Officer)

	/s/ Randall L. Peat	Director	March 16, 2005
*Randall L. Peat

	/s/ Richard J. Holloman	Director	March 16, 2005
*Richard J. Holloman

	/s/ Stephen C. Waterbury	Director	March 16, 2005
*Stephen C. Waterbury

	/s/ Harry C. Vorys	Director	March 16, 2005
*Harry C. Vorys

	/s/ Gene Bledsoe	Director	March 16, 2005
*Gene Bledsoe

	/s/ W. Scott Baker	Director	March 16, 2005
*W. Scott Baker

*By	/s/ Paul R. Sylvester
Paul R. Sylvester Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Document

4.1	Restated Articles of Incorporation. Previously filed as an exhibit to the Company's Form 10-K Annual Report for the fiscal year ended April 30, 2004, and incorporated herein by reference.

4.2	Bylaws. Previously filed as an exhibit to the Company's Form 10-K Annual Report for the fiscal year ended April 30, 2004, and incorporated herein by reference.

4.3

Rights Agreement dated June 2, 1997 between Manatron, Inc. and Registrar and Transfer Company. Previously filed as an exhibit to the Company's Form 8-A filed on June 11, 1997, and incorporated herein by reference.

5	Opinion of Legal Counsel.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Legal Counsel. Included in Exhibit 5 above.

24	Powers of Attorney.